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                                  EXHIBIT 10.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
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Board of Directors
American United Life Insurance Company(R)
Indianapolis, Indiana



We  consent  to  the  inclusion  in  Post-Effective   Amendment  No.  6  to  the
Registration Statement of AUL American Individual Unit Trust (the "Trust") on Form N-4 (File No. 33-79562) of:

     (1) Our report dated February 2, 1998, on our audits of the financial statements of the Trust; and

     (2) Our report dated February 27, 1998, on our audits of the financial statements of American United Life Insurance Company.

We also consent to the reference to our Firm under the caption "Independent Accountants.



                                                  /s/ Coopers & Lybrand L.L.P.



Indianapolis, Indiana

April 24, 1998